UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On August 27, 2013, The Western Union Company (the "Company") Board of Directors (the "Board") voted to appoint Frances Fragos Townsend to the Board and to the Compliance Committee of the Board, effective August 27, 2013.
There is no arrangement or understanding between Ms. Townsend and any other persons pursuant to which Ms. Townsend was selected as a director. There are no transactions involving Ms. Townsend requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Townsend will receive the standard compensation received by the Company's current non-employee, United States resident directors. These compensation arrangements are discussed in the Company's Proxy Statement dated April 17, 2013.

A copy of the press release announcing the appointment of Ms. Townsend to the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by The Western Union Company on August 27, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: August 27, 2013	By:	/s/ Darren A. Dragovich
	Name: Title:	Darren A. Dragovich Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by The Western Union Company on August 27, 2013